                                                                      EXHIBIT 11

                            USA WASTE SERVICES, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                        THREE MONTHS ENDED MARCH 31,
                                                                        ----------------------------
                                                                          1997                 1996
                                                                          ----                 ----
                                                                                            (RESTATED)

Primary
      Net income                                                        $ 49,127            $  27,652

      Interest on convertible subordinated notes, net of taxes (2)         1,830                   --
                                                                        --------            ---------
            Net income -- primary                                       $ 50,957            $  27,652
                                                                        ========            =========

      Number of common shares outstanding                                155,225              129,206
      Effect of using weighted average common shares outstanding          (7,545)              (1,210)
      Common stock equivalents:
            Common stock options and warrants (1)                          4,692                4,366
            Convertible subordinated notes (2)                             7,100                   --
                                                                        --------            ---------
                  Total                                                  159,472              132,362
                                                                        ========            =========

                  Primary earnings per common share                      $  0.32            $    0.21
                                                                        ========            =========

Fully diluted
      Net income                                                        $ 49,127             $ 27,652

      Interest on convertible subordinated notes, net of taxes (2)         1,830                   --
      Interest on convertible subordinated debentures, net of taxes (3)      851                   --
                                                                        --------            ---------
            Net income -- fully diluted                                 $ 51,808            $  27,652
                                                                        ========            =========

      Number of common shares outstanding                                155,225              129,206
      Effect of using weighted average common shares outstanding          (7,545)              (1,210)
      Common stock equivalents:
            Common stock options and warrants (1)                          4,706                4,564
            Convertible subordinated notes (2)                             7,100                   --
            Convertible subordinated debentures (3)                        4,062                   --
                                                                        --------            ---------
                   Total                                                 163,548              132,560
                                                                        ========            =========

                    Fully diluted earnings per common share             $   0.32            $    0.21
                                                                        ========            =========

----------------------------------------

(1) The dilutive impact of common stock options and warrants were determined based on the "Treasury Stock Method", as set forth in Accounting Principles Board Opinion No. 15.

(2) In accordance with Accounting Principles Board Opinion No. 15, convertible subordinated notes that are deemed to be common stock equivalents are considered in computing both primary and fully diluted earnings per common share if inclusion of such convertible subordinated notes is dilutive based on the "If-Converted Method". The Company's 4% convertible subordinated notes, issued February 7, 1997, are considered to be common stock equivalents based upon the yield test at
         the time of issuance.   The 4% convertible subordinated notes are
         dilutive for both primary and fully diluted earnings per common share for the three months ended March 31, 1997.

(3) In accordance with Accounting Principles Board Opinion No. 15, convertible subordinated debentures are considered in computing fully diluted earnings per common share if inclusion of such convertible subordinated debentures is dilutive based on the "If-Converted Method". The Company's 5% convertible subordinated debentures are dilutive for the three months ended March 31, 1997.





                                       21